Registration No. 333-19215


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933


Potash Corporation of Saskatchewan Inc.
(Exact name of the registrant as specified in its charter)

Saskatchewan
(State or other jurisdiction of incorporation or organization)
1474
(Primary standard industrial classification code number)
N/A
(I.R.S. employer identification no.)

122 - 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
306-933-8500
(Address and telephone number of the registrant's principal executive offices)

Stock Option Plan -- Officers and Key Employees and
Stock Option Plan -- Directors
(Full titles of the plans)

Charles E. Childers
Potash Corporation of Saskatchewan Inc.
122 - 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
306-933-8500
(Name, address and telephone number of agent for service)

The Commission is requested to send copies of all communications to:
James B. Halpern
Arent Fox Kintner Plotkin & Kahn
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5339

      PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

Exhibit Number          Description of Document

4(a)The registrant's Stock Option Plan -- Officers and Key Employees.

4(b)The registrant's Stock Option Plan -- Directors.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this the 6th day of October, 1997.

                         Potash Corporation of Saskatchewan Inc.

                         By: /s/Barry E. Humphreys
                         Senior Vice President, Finance and Treasurer

Pursuant to the requirements of the Securities Act 1933, this amendment has been signed below by or on behalf of the following persons in the capacities indicated on October 6, 1997.


*_________________________________
Charles E. Childers
Chairman of the Board, President and Chief Executive Officer


/s/Barry E. Humphreys
Senior Vice President, Finance and Treasurer
(Principal Financial and Accounting Officer)


*_________________________________
Isabel B. Anderson
Director


*_________________________________
Douglas J. Bourne
Director


*_________________________________
Denis J. Cote
Director


*_________________________________
William J. Doyle
Director


*_________________________________
Hon. Willard Z. Estey, Q.C.
Director


*_________________________________
Dallas J. Howe
Director


*_________________________________
James F. Lardner
Director

*_________________________________
Donald E. Phillips
Director


*_________________________________
Paul Schoenhals
Director


*_________________________________
Daryl K. Seaman
Director


*_________________________________
E. Robert Stromberg, Q.C.
Director


*_________________________________
Jack G. Vicq
Director


*_________________________________
Barrie A. Wigmore
Director


*_________________________________
Paul S. Wise
Director


Authorized Representative in the United States
PCS Phosphate Company, Inc.

By: /s/Thomas J. Wright
President
------------------------------------
*By: /s/Barry E. Humphreys, pursuant
to Power of Attorney
      EXHIBIT INDEX


Exhibit Number          Description of Document

4(a)The registrant's Stock Option Plan -- Officers and Key Employees.

4(b)The registrant's Stock Option Plan -- Directors.
      Exhibit 4(a)